HYBRID NETWORKS, INC.
                        CHANGE OF CONTROL BONUS AGREEMENT


         This Agreement (the "Agreement") is made August 30, 2001, between Hybrid Networks, Inc., a Delaware corporation ("Company"), and Michael D. Greenbaum ("Executive").

         WHEREAS, Executive is currently employed by the Company as its President and Chief Executive Officer; and

         WHEREAS, the Company desires to provide an incentive for Executive to continue to perform services for the Company.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth below, it is mutually agreed as follows:

         1. Change of Control. In the event that a Change of Control of the Company occurs while Executive is employed by the Company, or not more than 90 days following Executive's termination by the Company without "cause" (as defined in Executive's Stock Option Agreement with the Company dated 3/20/2000, the Company shall pay Executive an amount equal to $500,000 upon the consummation of such Change of Control.

              For purposes of this Section 1, a Change of Control shall be deemed to occur upon:

              (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert other than in the ordinary course of business;

              (ii) a merger of the Company with another entity as a result of which the stockholders of Company immediately prior to such merger own less than 50% of the common stock of either the surviving company of such merger or the parent company of such surviving company; or

              (iii) any sale of stock by the Company that is approved by the Board of Directors of the Company, or the completion of any tender offer or exchange offer for the common stock of the Company, that results in any Person (as defined in
                      Section  13(h)(8)(E) under the Securities  Exchange Act of
                      1934) becoming the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the aggregate voting power of all classes of common equity of the Company, except if such Person is (A) a subsidiary of the Company,
                      (B) an employee stock ownership plan for employees of the Company or
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                      (C) a company  formed to hold the Company's  common equity securities and whose shareholders constituted, at the time such company became such holding company, substantially all the shareholders of the Company.

         2. Termination. This Agreement shall terminate and be of no further force and effect on December 31, 2003.

         3. Future Employment. Nothing in this Agreement shall confer or be deemed to confer on Executive any right to continue in the employ of, or continue any other relationship with, the Company.

         4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together constitutes one and the same instrument.

         5. Entire Agreement. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement constitutes the complete and exclusive statement of the agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, covenants, and all other communications between the parties relating to the subject matter hereof, provided that this Agreement shall be in addition to, and not supercede or negate any of the terms of, that certain letter agreement between the Company and Executive dated January 12, 2000.

         6. Governing Law. This Agreement shall be governed by the law of the State of California.





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         IN WITNESS  WHEREOF,  the parties have executed  this  Agreement on the date first above written.

HYBRID NETWORKS, INC.                       EXECUTIVE

By:  /s/ James R. Flach                     /s/ Michael D. Greenbaum
     -------------------------------        --------------------------
                                            Michael D. Greenbaum

Name:  James R. Flach
       -----------------------------

Title:  Chairman of the Board
        ----------------------------